Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the
     United States Code As Adopted Pursuant to Section 906 of the Sarbanes-
                               Oxley Act of 2002


In connection with the Certified Shareholder Report of Principal Variable Contracts Fund, Inc. (the "Registrant") on Form N-CSR (the "Report"), each of the undersigned officers of the Registrant does hereby certify that, to the best of their knowledge:

     1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant


      February 20, 2004
Date: __________________              /s/ Ralph C. Eucher
                                  -----------------------
                                  Ralph C. Eucher
                                  President


      February 20, 2004
Date: _________________             /s/ Jill R. Brown
                                  ----------------------
                                  Jill R. Brown
                                  Vice President and Chief Financial Officer

 This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350
  and is not being filed as part of the Form N-CSR filed with the Commission.